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                                   EXHIBIT 2

                           SCHEDULE OF MEMBER SHARES

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
                                                     NUMBER OF SHARES   PERCENTAGE OF CLASS
NAME OF GROUP MEMBER                                  OF COMMON STOCK       OF SECURITIES*
Berg & Berg Enterprises, Inc.                              27,333              1.8%
Carl E. Warden                                            117,333              7.8%
Leonard C. Perham                                          34,833              2.3%
Alan B. Kalin                                              12,333               .8%
John C. Bolger                                             22,222              1.5%
Roger S. Kirk                                              34,556              2.3%
Patrick W. Hurley                                          30,333              2.0%
Roy A. Wright (IRA)                                        12,333               .8%
Richard T. Tarrant (IRA)                                   12,333               .8%
John J. Bartko (IRA)                                       12,333               .8%
Calvin L. Reed and Linda Eng
Reed Revocable  Living Trust                               23,433              1.6%
Thelmer Aalgaard                                           82,973              5.5%
Douglas Broyles                                            12,333               .8%
Michael L .Knapp                                           34,733              2.3%
Mark Lewis                                                 12,333               .8%
Raymond L. Staepelaere                                     30,378              2.0%
Annemarie Staepelaere                                      16,500              1.1%
David J. Staepelaere                                       16,500              1.1%
Robert S. & Julia G. Reis Trust
Agreement Dated July 3, 1996                               22,200              1.5%
Robert L. & Sharon K. Yoerg                               111,111              7.4%
Alan H. Huggins                                            22,200              1.5%
Steve Zungul                                               29,000              1.9%
Roland M. Webb                                             33,334              2.2%
Bert B. & Adrena F. Valdez                                 44,446              3.0%
Curtis Valdez                                               4,445               .3%
Russel Valdez                                               4,445               .3%
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
                                                     NUMBER OF SHARES   PERCENTAGE OF CLASS
NAME OF GROUP MEMBER                                  OF COMMON STOCK       OF SECURITIES*


Adrianna Parker                                             4,445               .3%
Duane Rayburn                                              33,334              2.2%
Joel G. Sakamoto                                           30,000              2.0%
Eric A. McAfee                                             70,000              4.7%
Monika Kopp Butze UTA,
Charles Schawb & Co., Inc.
IRA Rollover DTD 8/2/95
Acct. #SR 2003-6975
and David M. Butze IRA Acct.
#818-73-D81                                                20,000              1.3%
Renee Michaels                                              2,220               .1%
Mike Aalgaard                                               2,220               .1%
Bruce Aalgaard                                              2,220               .1%
Ilan Bender                                                33,334              2.2%
Myron Crawford, IRA                                        28,880              1.9%
Lee B. Stern                                               11,000               .7%
Jeffrey B. Stern                                           11,000               .7%
Daniel B. Stern                                            11,000               .7%
January S. Scarpino                                        11,000               .7%
Kenneth B. Stern                                           11,000               .7%

                                                 ----------------------------------
Total                                                   1,097,959             73.1%

*Rounded to the nearest tenth.

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